UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 17, 2008
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

SIGNATURE

Item 7.01                      Regulation FD Disclosure

As previously announced in the press release issued by Burlington Coat Factory Investments Holdings, Inc. (the “Company”) on October 14, 2008 (the “Press Release”), the Company will hold a conference call (the “Conference Call”) today at 10:00 a.m., Eastern Time, to discuss the Company’s first quarter Fiscal 2009 operating results.   During the Conference Call, Mark Nesci, the Company’s President and Chief Executive Officer, will make certain remarks including the following:

“As far as September is concerned, I’m sure you have all seen results from the retail sector. While we historically have not discussed post quarter results, given the unprecedented turbulence in the financial and credit markets, I would like to provide some comments about our September sales.  Our September sales were in line with our first quarter trend after adjusting for the hurricane impact. Due to the hurricanes, we had fourteen stores closed for approximately a week. An additional two locations were heavily damaged and we are hopeful that they will open in the Spring season. As we move through these uncertain macro-economic times, we are taking a balanced approach to our landlord and vendor partnerships. We also continue to challenge various decisions within our operating and financial plans to ensure they are still the right decisions for the business. As part of that process, we have evaluated our Spring new store openings and expect to defer several stores until 2010.”

Item 8.01 Other Events

As disclosed in the Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”) for the fiscal quarter ended August 30, 2008, Company cash and cash equivalents of $59.0 million was invested in The Reserve Primary Fund ("Fund"), a series of a money market fund registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940.  The Company redeemed the amount held at August 30, 2008 in September of 2008. During September 2008, the Company made additional investments into the Fund of $56.3 million.  On September 22, 2008, the Fund announced that redemptions of shares of the Fund were suspended pursuant to an SEC order so that an orderly liquidation may be effected for the protection of the Fund’s investors.   On September 29, 2008, the Fund announced a partial distribution (32% of the Fund assets) in cash to all investors pro rata in proportion to the number of shares each investor held as of the close of business on September 15, 2008.  Based on the available facts as of the date of the Quarterly Report, the Company believes this represents approximately an $18 million distribution to the Company.  Although the distribution was expected to occur on or about October 14, 2008, the Company has learned that the Fund has announced that such distribution will be delayed pending the Fund’s confirmation of account balances as more fully discussed in the press release issued by the Fund on October 16, 2008, a copy of which is attached hereto as Exhibit 99.1.

As disclosed in the Quarterly Report, based on the decline in the value of the Fund in September of 2009, the Company estimates that it will need to record a loss of up to $0.7 million in the second quarter of Fiscal 2009.  The Company has not yet received any information as to when the remaining amount of its investments will be returned.  However, based upon the maturities of the underlying investments in the Fund, the Company expects to receive the remaining amount of the investment during Fiscal 2009.  In the event that a substantial amount of our investment is not returned to the Company within this timeframe, the Company may have to borrow additional cash through its Available Business Line of Credit.

Item 9.01                      Financial Statements and Exhibits

 (d)

Exhibit No.          Description

99.1                      The Reserve press release dated October 16, 2008

The information contained in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this report constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements.  These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of the Company’s Annual Report on Form 10-K for the year ended May 31, 2008, entitled “Risk Factors” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: October 17, 2008

EXHIBIT INDEX

Exhibit No.          Description

99.1                      The Reserve press release dated October 16, 2008